SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )

       Filed by the registrant |X|
       Filed by a party other than the registrant |_|
       Check the appropriate box:
       |_| Preliminary proxy statement
       |_| Confidential, for use of the Commission only (as permitted by Rule
           14a-6(e)(2))
       |X| Definitive proxy statement
       |_| Definitive additional materials
       |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                    THE FIRST REPUBLIC CORPORATION OF AMERICA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                    THE FIRST REPUBLIC CORPORATION OF AMERICA
--------------------------------------------------------------------------------
                     (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
      |X| No fee required
      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

      (1) Title of each class of securities to which transaction applies:
                          COMMON STOCK, PAR VALUE $1.00
--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
                                       N/A
--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)
                                       N/A
--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:
                                       N/A
--------------------------------------------------------------------------------
      (5) Total Fee Paid:
                                       N/A
--------------------------------------------------------------------------------
       |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its tiling.

      (1)  Amount previously paid:
________________________________________________________________________________


      (2)  Form, schedule or registration statement no.:
________________________________________________________________________________


      (3)  Filing party:
________________________________________________________________________________


      (4)  Date filed:
________________________________________________________________________________


----------
(1)Set forth the amount on which the filing fee is calculated and slate how it was determined.

                    THE FIRST REPUBLIC CORPORATION OF AMERICA

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                December 10, 1996

                                   ----------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The First Republic Corporation of America will be held at 575 Madison Ave., 11th Floor, New York City, on Tuesday, December 10, 1996 at 3:00 P.M., New York City Time for the following purposes:

          1. To elect a Board of Directors of eight individuals for the ensuing year and until their respective successors shall have been elected and shall qualify;

          2. To ratify the appointment of auditors for the Company to serve until the next Annual Meeting of Stockholders; and

          3. To transact any other business as may lawfully come before the meeting or any adjournment or adjournments thereon.

     Only stockholders of record as of the close of business of November 5, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof.


                                  By Order of the Board of Directors,


                                  HARRY BERGMAN
                                  Secretary


    New York, New York
    November 6, 1996

     Please date and execute the accompanying proxy and promptly return it in the enclosed, self-addressed envelope. No postage is required if mailed within the United States. If you attend the meeting in person, you will be entitled to vote your shares at the meeting.

                   THE FIRST REPUBLIC CORPORATION OF AMERICA

                                 ---------------
                                 PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of The First Republic Corporation of America (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "meeting") which will be held at 575 Madison Avenue, 11th Floor, New York City, on Tuesday, December 10, 1996 at 3:00 P.M., New York City Time, and at any and all adjournments of the meeting.

     Stockholders who execute proxies retain the right to revoke them at any time; unless so revoked, the shares represented by such proxies will be voted at the meeting and any adjournments. Proxies solicited by the management of the Company will be voted in accordance with the directions given therein. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors as directors are elected by a plurality of the votes cast. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The principal executive offices of the Company are located at 302 Fifth Avenue, New York, New York 10001. The approximate date on which this statement and the enclosed proxies were first sent or given to stockholders was November 6, 1996. Stockholders of record as of the close of business on November 5, 1996 will be entitled to one vote for each share then held. As of November 5, 1996, there were outstanding 672,269 shares of Common Stock, $1 par value (the "Common Stock").

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to all persons who are known to the Company to be the beneficial owner of more than 5% of the Common Stock as of November 5, 1996.

                                             Amount and Nature of        Percent
Name and Address of Beneficial Owner        Beneficial Ownership(1)     of Class
------------------------------------        -----------------------     --------

Mary Nimkoff ..............................       103,013(2)               15.3%
  26 Button Ball Lane
  Weston, CT

Jonathan P. Rosen .........................       227,726(3)               33.9
  40 East 69th Street
  New York, N.Y

Lynn M. Silverman .........................       113,350                  16.9
  911 Park Avenue
  New York, N.Y

Jane G. Weiman ............................       113,290                  16.9
  5610 Wisconsin Avenue
  Chevy Chase, Maryland

----------
(1) Except as noted below in Notes (2) and (3), all shares are owned directly by the parties listed in the table.

(2) Includes 5,756 shares representing her proportionate interest in 19,188 shares owned by Tranel, Inc. Tranel, Inc. is a corporation 30%, 15.2%, 34.8%, 10% and 10% of the shares of which are owned by Mary Nimkoff, Jonathan P. Rosen, Miriam N. Rosen, Louis H. Nimkoff and Robert Nimkoff, respectively.

(3) Includes 2,917 shares representing his proportionate interest in 19,188 shares owned by Tranel Inc.

     The following table sets forth as of November 5, 1996 certain information with respect to security holdings in the Company and Bluepoints Company, Inc. ("Bluepoints"), an 80.2% owned subsidiary of the Company, by directors of the Company (all of whom are nominees for election at the meeting), executive officers, and all officers and directors as a group.

                                                                        Common Stock of
                                              Common Stock                Bluepoints
                                       --------------------------   ----------------------
                                       Amount and                   Amount and
                                        Nature of                   Nature of
  Name of Individual or Number of      Beneficial     Percent of    Beneficial  Percent of
          Persons in Group            Ownership(1)      Class       Ownership     Class
----------------------------------    ------------      -----       ---------     -----
Harry Bergman ....................          --           --           --            --
Stephen L. Bernstein .............          --           --           --            --
Irving S. Bobrow .................         200          .03%          --            --
Norman A. Halper .................         400          .06           --            --
Robert Nimkoff ...................       3,414(2)       .51           --            --
Louis Nimkoff ....................       5,189(2)       .77           --            --
Miriam N. Rosen ..................      31,759(3)      4.72          500(4)       4.95%
Jonathan P. Rosen ................     227,726        33.87          500(4)       4.95
William M. Silverman .............         200(5)       .03           --(5)         --
Jane G. Weiman ...................     113,290        16.85          500(4)       4.95
All officers and directors as
a group (8 persons) ..............     382,178        56.85         1500         14.85

(1) Messrs. Bobrow, Halper and Silverman and Mrs. Weiman own their shares directly. Jonathan P. Rosen owns 224,809 shares directly. See Notes (2) and
     (3) of the preceding table.

(2) Includes 1919 shares representing his proportionate interest in 19,188 shares owned by Tranel, Inc.

(3) Includes 6,677 shares of common stock representing her proportionate interest in 19,188 shares of common stock owned by Tranel, Inc.

(4)  Owned directly.

(5) Does not include 113,350 shares of common stock and 500 shares of Bluepoints owned beneficially by his wife Lynn M. Silverman. Mr. Silverman disclaims beneficial ownership of all such shares.

     The Company knows of no contractual arrangements which may at a subsequent date result in a change of control of the Company.

                              ELECTION OF DIRECTORS

     Eight directors will be elected at the meeting to serve for the ensuing year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of the Company's stock, present in person or by proxy at the meeting. Unless otherwise indicated in proxies received, it is the intention of the persons named in the enclosed form of proxy to vote for the election of the nominees for director named below. In case any such nominee should become unavailable for any reason, the proxy holders reserve the right to substitute another person of their choice in his place. At this time, the management knows of no reason why any nominee might not be able to serve.

                                Positions and offices        Director of the
             Name                   with the Company          Company since
  -------------------------     ------------------------    --------------------

Harry Bergman ................   Secretary and Treasurer    October 1, 1991
Irving S. Bobrow .............   None                       April 26, 1983
Norman A. Halper .............   President                  October 13,1969
Robert Nimkoff ...............   Vice President             April 30, 1991
Miriam N. Rosen ..............   None                       December 13, 1994
Jonathan P. Rosen ............   Chairman of the Board      February 5, 1972
William M. Silverman .........   None                       December 8, 1981
Jane G. Weiman ...............   None                       December 10, 1991

     Irving S. Bobrow, age 82, is a member of the New York Bar. Mr. Bobrow for more than the past five years, has been a member of the law firm of Bobrow & Rosen in New York City and has engaged in real estate investments for his own account. Bobrow & Rosen has been retained by the Company in the past and is currently being retained.

     Norman A. Halper, age 77, has served as President of the Company since April 1983. From June 1969 until April 1983 he served as a Vice President of the Company.

     Robert Nimkoff, age 35, has served as a Vice President of the Company since June 1988. For more than the past five years Mr. Nimkoff has served as supervisor of the Company's seafood division.

     Miriam N. Rosen, age 76, is a member of the New York Bar. For more that the past five years Mrs. Rosen has been counsel to the law firm of Bobrow & Rosen in New York City and has been engaged in real estate investments for her own account.

    Jonathan P. Rosen, age 52, has served as Chairman of the Board of the Company since December 1994. From September 1978 until November 1994 he served as a Vice President of the Company. He is a member of the law firm of Bobrow & Rosen.

     William M. Silverman, age 54, is a member of the New York Bar. For more than the past five years, Mr. Silverman has been a member of the law firm of Otterbourg, Steindler, Houston and Rosen P.C. in New York City.

     Harry Bergman, age 54, is a certified public accountant. He has been employed by the Company since December 1987 as assistant treasurer and since June 29, 1988 as Secretary and Treasurer.

     Jane G. Weiman, age 52, has been a private investor for more than the past five years. For the past several years Mrs. Weiman has also been an officer of the Board of the Washington D.C. Urban League and an advisor to Washington D.C. Counsel-Member-at Large John Ray.

     Norman A. Halper, Robert Nimkoff, Jonathan P. Rosen, Harry Bergman, Stephen
L. Bernstein, and Louis H. Nimkoff constitute all the executive officers of the Company and will serve as such until the first meeting of the Board of Directors of the Company following the meeting and until their respective successors shall have been elected and shall qualify. Louis H. Nimkoff, a Vice President of the Company since June 1988, has been involved with the Company for more than five years, primarily in the Company's real estate operations.

     Jonathan P. Rosen is the son of Miriam N. Rosen. Jane G. Weiman is the sister-in-law of William M. Silverman and the cousin of Jonathon P. Rosen. Louis Nimkoff and Robert Nimkoff are brothers and cousins of Jonathan P. Rosen.

     As a result of his position with the Company and his ownership of the Company's voting securities, Jonathan P. Rosen may be deemed to be a controlling person of the Company.

     During the fiscal year ended June 30, 1996, the Board of Directors held four meetings and all of the directors attended at least 75% of the meetings. The Company's Board of Directors does not have an audit, nominating or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors and persons who beneficially own more that 10% of the common stock, all filing requirements of
Section 16(a) of the Securities Exchange Act were complied with during the fiscal year ended June 30, 1996.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid or accrued by the Company during the last three fiscal years for services in all capacities to the Chief Executive Officer and each executive officer of the Company whose cash compensation exceeds $100,000.

               Name and                           Annual            Other
            Principal Position       Year      Compensation     Compensation (1)
            ------------------       ----      ------------     ----------------
Jonathan P. Rosen                   6-30-96       $238,425           $8,315
Chairman                            6-30-95        123,108             --

A.A. Rosen                          6-30-95        115,763             --
Chairman (Deceased 11/9/94)         6-30-94        223,300           15,810

Norman A. Halper                    6-30-96        238,425           12,704
President and Chief                 6-30-95        238,871           13,690
Executive Officer                   6-30-94        223,300           15,810

Harry Bergman                       6-30-96        133,996            9,062
Secretary-Treasurer                 6-30-95        143,955           10,661
                                    6-30-94        137,717           10,359

Stephen L. Bernstein                6-30-96        179,177           10,897
In-House Counsel                    6-30-95        177,662             --

(1) The Company maintains two profit-sharing plans which cover a significant number of their employees. Vesting begins at 20% after two years of service with 100% vesting being reached after six years service. Company contributions to one such plan is at the discretion of the Board of Directors. The Company is required to make minimum contributions to the second plan and, at the discretion of the Board of Directors may make additional contributions. The executive officers listed above are covered under the second plan and the amount contributed by the Company to such plan on behalf of each executive officer as set forth under the heading "Other Compensation" in the above table.

     The chairman of the Company's Board of Directors has annually reviewed and set the compensation of the Chief Executive Officer of the Company who, in turn, has reviewed and set the compensation of the other officers of the Company. All such compensation is reviewed on or about April 1 of each year taking into consideration (i) the Company's financial performance during the preceding year,
(ii) the performance of the employee during that year, and (iii) the need to retain competent executive officers dedicated to the enhancement of the Company's performance in future years by paying salaries comparable to those being paid to such executive officers by other companies involved in similar lines of business

Compensaton of Directors

Each Director who is not an officer of the Company is paid $3,000 per quarter.

                                PERFORMANCE GRAPH

     The following performance graph is a line graph comparing the yearly change in the cumulative stockholder return of the Company's Common Stock against the cumulative return of the Dow Jones Equity market Index and Dow Jones Conglomerates Index for the five fiscal years ended June 30, 1996. The stockholder return on the Company's Common Stock has been determined solely based on the price of the Common Stock since there have been no dividends declared on the Common Stock. Since there has been only limited or sporadic quotations for the Common Stock during the five year period, the price of the Common Stock at the relevant dates has been determined by utilizing the price at which the Company purchased shares of Common Stock on the dates closest to each measuring date.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

        AMONG THE FIRST REPUBLIC CORPORATION OF AMERICA, DOW JONES EQUITY
           MARKET INDEX AND DOW JONES INDEPENDENT-CONGLOMERATES INDEX
                           FISCAL YEAR ENDING JUNE 30

 [The following table was represented as a line graph in the printed material.]

                                         1991   1992   1993   1994   1995   1996
                                         ----   ----   ----   ----   ----   ----
                                                       DOLLARS
                                                       -------
The First Republic Corporation
of America                                100     96     80     65     56     55

Dow Jones Equity Market Index             100    114    131    132    167    212

Dow Jones Independent - Conglomerates     100    109    141    141    179    271

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Lynn M. Silverman, a principal stockholder of the Company, Jane G. Weiman, a director and principal stockholder of the Company, Jonathan P. Rosen, a director, Chairman of the Board and principal stockholder of the Company, and Miriam N. Rosen, a director and mother of Jonathan P. Rosen, own in the aggregate 19.8% of the outstanding shares of Bluepoints. The remainder of the shares of Bluepoints is owned by the Company. Lynn M. Silverman is the wife of William M. Silverman, a director of the Company.

     Bluepoints holds a second mortgage loan on the industrial center owned by the Company in East Newark, New Jersey. From July 1995 through September 1996 the Company made payments of $149,850 with respect to such loan, $35,587 of which was applied to the payment of interest and $114,263 to amortization of principal. As of September 1, 1996, the outstanding principal balance of the loan was $212,161. The loan bears interest at the rate of 8% per annum, provides for monthly payments of $9,990 and is self-liquidating over a period which expires in July 1998.

     The Company's corporate office is located in a building owned by 302 Fifth Ave. Associates, a partnership owned 100% by The Estate of A.A. Rosen, Miriam Rosen and Jonathan P. Rosen. The Company is a month-to-month tenant, paying rent of $8,200 per month, which the Company believes is comparable to other rentals in the area. Jonathan P. Rosen is the executor of The Estate of A.A. Rosen and Miriam N. Rosen is the primary beneficiary of The Estate of A.A. Rosen.

     The Company and its subsidiaries purchase substantially all of their property, casualty and liability insurance through participation with a group of other entities controlled by The Estate of A.A. Rosen and Jonathan P. Rosen ("Rosen Group Properties"). This procedure enables the group to obtain negotiated insurance rates. During the fiscal year ended June 30, 1996, total premiums incurred by the Company and its subsidiaries under this arrangement amounted to approximately $264,000. The total premiums incurred by the Company and its subsidiaries represented approximately 20% of the premiums incurred by the entire group. The Company received fees of $75,000 in fiscal 1996, representing charges to the group for administrative services performed by Company personnel in connection with the foregoing. At June 30, 1996 approximately $264,000 was payable to Rosen Group Properties.

     On May 21, 1991, Bluepoints (i) purchased a 38% interest in Isca CA. and Langomorro CIA. Ltda. (collectively referred to as "Mondragon"), two Ecuadorian corporations engaged in shrimp farming operations in Ecuador, for the purchase price of $967,000 and (ii) purchased an additional 12-1/2% interest in each of Larfico Larvas Del Pacifico S.A. ("Larfico"), an Ecuadorian corporation which owns and operates a shrimp hatchery, and Comercorp S.A. ("Comercorp"), another Ecuadorian corporation which owns certain real property in Ecuador, for a combined purchase price of $325,000. Prior to the transaction, Bluepoints owned an indirect 50% interest in each of Larfico and Comercorp. Of the total purchase price paid by Bluepoints for such interests in Mondragon, Larfico and Comercorp, $652,000 was paid in cash and $640,000 is represented by a promissory note bearing interest at 1% over the prime rate in effect at European American Bank with an original maturity date of May 1994; the note is now payable on demand. In connection with this transaction, Carlos Perez, a shareholder in each of Mondragon, Larfico and Comercorp, who was the recipient of the $640,000 note, assigned the note to A.A. Rosen to repay a previous loan made to him by A.A. Rosen. Since July 1, 1995 through August 21, 1996 The Estate of A.A. Rosen has received $61,000 in interest on the $640,000 note. The Company has advanced money on behalf of the Estate of A.A. Rosen to Mondragon which totaled $725,000 at June 30,1996. The amount advanced is payable on demand by the Estate of A.A. Rosen and bears interest at 1% above the prime rate in effect at European American Bank. The Estate of A.A. Rosen paid $45,000 in interest during the year. The Estate of A.A. Rosen owns beneficially 50% of Mondragon and 25% of each of Larfico and Comercorp. In the current fiscal year, substantially all of Mondragon's shrimp production, approximately, $1,594,000, was sold to Bluepoints.

     As of August 31, 1996 Larfico was indebted to Bluepoints for $196,667 of loans made by Bluepoints to Larfico at various dates between November 8, 1985 and August 5, 1988 (the "Larfico Indebtedness"). Such loans bear interest at 1% over the prime rate in effect at European American Bank and are due August 1997. Since July 1, 1995, the largest aggregate amount of outstanding indebtedness from Larfico to Bluepoints was $196,667.

     In addition, as of August 31, 1996, Mondragon was indebted to Bluepoints for $2,988,000 of loans made by Bluepoints to Mondragon on various dates between August 28, 1991 and June 28, 1996 (the "Mondragon Indebtedness"). Such loans bear interest at 1% over the prime rate in effect at European American Bank and have no fixed maturity. Since July 1, 1995 the largest aggregate amount of outstanding indebtedness from Mondragon to Bluepoints was $4,390,000. The Estate of A.A. Rosen has guaranteed the repayment of 25% of the Larfico Indebtedness and 56.8% of the Mondragon indebtedness.

     Bluepoints beneficially owns all of the outstanding stock of Emporsa, Empacadora y Exportadora S.A. ("Emporsa"), an Ecuadorian corporation engaged in shrimp farming operations. As of June 30, 1996, Emporsa and Larfico were indebted to Mondragon for $725,000 of loans. Such loans bear no interest and have no fixed maturity. Since July 1, 1995, the largest amount of outstanding indebtedness from Larfico and Emporsa to Mondragon was $725,000. Since July 1, 1995, the largest amount of outstanding indebtedness from Mondragon to Larfico and Emporsa was $349,000 which was the balance at June 30, 1996. Said indebtedness has no fixed maturity and is non-interest bearing.

     As of August 31, 1996, Bluepoints was indebted to the Company for $21,561,000 of loans made by the Company to Bluepoints at various dates between November 8, 1985 and August 31, 1996. Such loans bear interest at the rate of 1% over the prime rate in effect at European American Bank and are due on demand. Since July 1, 1995, the largest aggregate amount of outstanding indebtedness from Bluepoints to the Company was $21,561,000. A substantial portion of the foregoing loans was used by Bluepoints to acquire and fund Ecuadorian shrimp operations.

     The Estate of A.A. Rosen and Jonathan P. Rosen have jointly provided a limited guarantee with respect to the repayment of loans made by the Company to Bluepoints. Such guarantee is limited to 19.8% of the deficiency in the shareholder equity of Bluepoints. As of June 30, 1996 the amount of the guarantee was $2,331,984.

     Tranel Inc. and Statecourt Enterprises, Inc. each owns a 25% interest in a 167 unit garden apartment complex located in Orlando, Florida in which the Company owns the remaining 50%. Tranel Inc. is owned by Mary Nimkoff, Jonathan
P. Rosen, Miriam N. Rosen, Robert Nimkoff and Louis H Nimkoff and Statecourt Enterprises, Inc. is owned 48% by The Estate of A.A. Rosen, 20% by Jonathan P. Rosen and 32% by a trust for Miriam N. Rosen. In September 1990, a $4,350,000 mortgage loan was obtained on the property of which $1,964,000 was distributed to Tranel and Statecourt, and an equivalent amount distributed to the Company.

                              SELECTION OF AUDITORS

     The Board of Directors has engaged Ernst & Young, LLP ("Ernst & Young") certified public accountants, as auditors for the fiscal year ending June 30, 1997. While ratification of the Board of Directors' action in this respect by the stockholders is not required, the Board intends to select other auditors for the fiscal year ended June 30, 1997, if a majority of shares of stock of the Company represented at the meeting votes against ratification of its selection of Ernst & Young. Ernst & Young acted as auditors for the fiscal year ended June 30, 1996.

     It is not expected that representatives of Ernst & Young will be present at the meeting.

     The appointment of Ernst & Young as auditors for the fiscal year ended June 30, 1996 was ratified by the stockholders at the Annual Meeting held on December 19, 1995 and the services performed by Ernst & Young with respect to such fiscal year were limited to the examination of the Company's financial statements, and additional tax and consulting work.

        MANAGEMENT RECOMMENDS APPROVAL OF THE APPOINTMENT OF THE AUDITORS
                          PROPOSALS OF SECURITY HOLDERS

    Proposals of security holders intended to be presented at the next (1997) annual meeting must be received by the Company no later than July 12, 1997 for inclusion in the Company's 1997 proxy statement and form of proxy relating to that meeting.

                                  MISCELLANEOUS

     The management does not intend to present and knows of no others who intend to present at the meeting any matter of business other than the election of directors and the ratification of the selection of auditors. However, if other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the proxy, statement and any other material which may be sent to stockholders in connection with this solicitation. In addition to solicitation to be made by mail, certain officers, directors and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. All those soliciting proxies will receive only reimbursement of out-of-pocket expenses and will receive no additional compensation, other than required overtime pay when earned. The Company may also reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

     Receipt at the meeting of reports from the management will not constitute approval or disapproval of any matters referred to in such reports.



                                        By Order of the Board of Directors
                                        HARRY BERGMAN
                                        Secretary


New York, New York
November 6, 1996

                    THE FIRST REPUBLIC CORPORATION OF AMERICA

           Proxy for Annual Meeting of Stockholders--December 10, 1996

                  575 Madison Avenue, 11th Floor, New York City

NORMAN A. HALPER and JONATHAN P. ROSEN, or either of them, with full power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the stock of The First Republic Corporation of America held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on December 10, 1996, and at any adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, WHEN PROPERLY EXECUTED, IT WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INDICATION IS GIVEN WITH RESPECT TO EITHER OF PROPOSALS (1) OR (2), THE PERSONS NAMED IN THIS PROXY WILL VOTE FOR SUCH PROPOSAL In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The undersigned revokes any proxy heretofore given to vote such shares and acknowledges receipt of the Notice of Annual Meeting of stockholders of the Company and the Proxy Statement, each dated November 6, 1996.

                (Continued, and to be signed, on the other side)

                              FOLD AND DETACH HERE

No.1-Election of Directors                   FOR      WITHELD

  Harry Bergman, Irving S. Bobrow,           |_|        |_|
  Norman A. Halper, Robert Nimkoff,
  Miriam Rosen, Jonathan P. Rosen,
  William M. Silverman, Jane G. Weiman
  (INSTRUCTIONS: To withold authority to
  vote for any individual nominee, write that nominee's name on the space provided below.)

  ______________________________


No.2-Ratification of                       FOR    AGAINST    ABSTAIN
     Appointment of                        |_|      |_|         |_|
     Ernst & Young
     as Auditors


Signature(s) of Stockholders_________________________ Dated ______________, 1996
        Please dated, sign and mail proxy card in the enclosed envelope